Exhibit 16.1

June 23, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read CopperTech Metals Inc’s statements included under the title Change in Independent Registered Public Accounting Firm included in registration statement of the Form S-1 filed on June 23, 2026 and we agree with such statements insofar as they relate to our firm.

Very truly yours,

Manohar Chowdhry & Associates

Chartered Accountants

Chennai, India

New No.27, Subramaniam Street,	Chennai ● Bengaluru ● Mumbai ● Hyderabad ● Gurugram
Abiramapuram, Chennai - 600 018, Tamil Nadu	Visakhapatnam ● Coimbatore ● Kochi ● Madurai ● Mangaluru
Tel: +91 44 42903333 | Web : www.mca.co.in	Tiruchirapalli ● Vijayawada